                                                              Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Bestway, Inc. on Form S-8 (Registration No. 33-60471) of our report dated October 25, 1995, on our audits of the consolidated financial statements of Bestway, Inc. as of July 31, 1995 and 1994, and for the years ended July 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.



                                        COOPERS & LYBRAND L.L.P.



Dallas, Texas
October 25, 1995